Exhibit 99.1

Global Public Affairs & Communications P.O. Box 1734, Atlanta, Georgia 30301 Telephone (404) 676-2683

FOR IMMEDIATE RELEASE	CONTACTS:	Investors:	Jackson Kelly
+1 (404) 676-7563

		Media:	Kenth Kaerhoeg
+1 (404) 676-2683
pressinquiries@na.ko.com

THE COCA-COLA COMPANY OBTAINS REGULATORY CLEARANCE
FOR ACQUISITION OF CCE’S NORTH AMERICAN BUSINESS

ATLANTA, Sept. 27, 2010 -- The Coca-Cola Company (NYSE: KO) today announced that the U.S. Federal Trade Commission and Canadian Competition Bureau have both cleared the Company’s proposed acquisition of the North American operations of Coca-Cola Enterprises (NYSE: CCE), subject to certain firewall protective measures with respect to its new distribution agreements with Dr Pepper Snapple Group (NYSE: DPS).
“We are pleased to have received regulatory clearance for the acquisition of CCE’s North American business,” said Muhtar Kent, chairman and CEO, The Coca-Cola Company. “The thoughtful and disciplined planning process for our new North American business structure will enable us to operate as one strong, aligned business system, with increased operating effectiveness and efficiency.  Upon close, we will be well positioned to best serve the unique needs of our flagship market and accelerate sustainable growth for the Coca-Cola system.”
The completion of the acquisition remains subject to the receipt of approval by CCE shareowners, who are scheduled to vote on October 1, 2010 at 8:30 AM EDT. The Coca-Cola Company anticipates the acquisition will become effective in the days following CCE shareowner approval.

About The Coca-Cola Company and CCE Transaction
In February, The Coca-Cola Company and CCE announced that they entered into definitive agreements enabling the Company to acquire CCE's North American bottling business, and for CCE to acquire the Company's bottling operations in Norway and Sweden. Additionally, CCE will have the right to acquire The Coca-Cola Company's majority interest in its German bottler.

About The Coca-Cola Company
The Coca-Cola Company is the world’s largest beverage company, refreshing consumers with more than 500 sparkling and still brands. Along with Coca-Cola®, recognized as the world’s most valuable brand, the Company’s portfolio includes 12 other billion dollar brands, including Diet Coke®, Fanta®, Sprite®, Coca-Cola Zero®, vitaminwater®, Powerade®, Minute Maid®, Simply® and Georgia®. Globally, we are the No. 1 provider of sparkling beverages, juices and juice drinks and ready-to-drink teas and coffees. Through the world’s largest beverage distribution system, consumers in more than 200 countries enjoy the Company’s beverages at a rate of 1.6 billion servings a day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that protect the environment, conserve resources and enhance the economic development of the communities where we operate. For more information about our Company, please visit our website at www.thecoca-colacompany.com.
The Coca-Cola Company Forward-Looking Statements

This press release may contain statements, estimates or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company's historical experience and our present expectations or projections. These risks include, but are not limited to, obesity and other health concerns; scarcity and quality of water; changes in the nonalcoholic beverages business environment, including changes in consumer preferences based on health and nutrition considerations and obesity concerns, shifting consumer tastes and needs, changes in lifestyles and competitive product and pricing pressures; impact of the global credit crisis on our financial performance; increased competition; our ability to expand our operations in developing and emerging markets; foreign currency exchange rate fluctuations; increases in interest rates; our ability to maintain good relationships with our bottling partners; the financial condition of our bottling partners; increases in income tax rates or changes in income tax laws; increases in indirect taxes or new indirect taxes; our ability and the ability of our bottling partners to maintain good labor relations, including the ability to renew collective bargaining agreements on satisfactory terms and avoid strikes, work stoppages or labor unrest; increase in the cost, disruption of supply or shortage of energy; increase in the cost, disruption of supply or shortage of ingredients or packaging materials; changes in laws and regulations relating to beverage containers and packaging, including container deposit, recycling, eco-tax and/or product stewardship laws or regulations; adoption of significant additional labeling or warning requirements; unfavorable general economic conditions in the United States or other major markets; unfavorable economic and political conditions in international markets, including civil unrest and product boycotts; changes in commercial or market practices and business model within the European Union; litigation uncertainties; adverse weather conditions; our ability to maintain brand image and corporate reputation as well as other product issues such as product recalls; changes in legal and regulatory environments; changes in accounting standards; our ability to achieve overall long-term goals; our ability to protect our information systems; additional impairment charges; our ability to successfully manage Company-owned bottling operations; the impact of climate change on our business; global or regional catastrophic events; and other risks discussed in our Company's filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

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